UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As disclosed on the current report on Form 8-K of UTStarcom, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2006, Hong Lu, President and Chief Executive Officer of the Company, previously notified the Company of his intent to resign from his post effective December 31, 2006.

On December 22, 2006, the Company announced that Mr. Lu will stay as the Company’s President and Chief Executive Officer until the completion of the Company’s exploration of strategic alternatives.  Mr. Lu will also remain as a director of the Company.

On December 18, 2006, Mr. Lu received a “Wells notice” from the staff of the Commission in connection with an ongoing investigation into trading activities by third parties.  The Wells notice states that the staff intends to recommend to the Commission that it file a civil injunctive action alleging that Mr. Lu violated Section 10(b) of the Securities Exchange Act of 1934.  The notice further states that in connection with such action, the staff may seek permanent injunctive relief, disgorgement and civil penalties against Mr. Lu.  Under the Commission’s procedures, the recipient of a Wells notice has the opportunity to respond to the staff before the staff makes its formal recommendation on whether any civil action should be brought by the Commission.

On December 22, 2006, the Company issued a press release entitled “UTStarcom Provides Update on Strategic Alternatives Process and Leadership Transition.”  The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this current report.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1                           Press release entitled “UTStarcom Provides Update on Strategic Alternatives Process and Leadership Transition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: December 22, 2006	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Press Release entitled “UTStarcom Provides Update on Strategic Alternatives Process and Leadership Transition.”